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                                  EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


     We consent to the incorporation by reference in the registration statements of PharmaKinetics Laboratories, Inc. on Forms S-8 (File Nos. 333-19865 and 333-59647) of our report, dated August 14, 1998, on our audits of the consolidated financial statements and financial statement schedule of PharmaKinetics Laboratories, Inc. as of June 30, 1998 and 1997, and for each of the three years in the period ended June 30, 1998, which report is included in this Annual Report on Form 10-K.



                                         /s/PricewaterhouseCoopers LLP
                                         -----------------------------
                                            PricewaterhouseCoopers LLP

Baltimore, Maryland
September 28, 1998




















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